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                                                                     Exhibit 4.7

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                            BAY AREA MULTIMEDIA, INC.
                           CONVERTIBLE PROMISSORY NOTE

$ 500,000                                                        January 7, 2000

        For value received, Bay Area Multimedia, Inc., a California corporation (the "Company"), with principal offices at 333 West Santa Clara Boulevard, Suite 930, San Jose, California 95113 hereby promises to pay to Raymond C. Musci the sum of Five Hundred Thousand Dollars ($500,000) plus simple interest accrued on unpaid principal at a rate equal to 7% per annum compounded annually from the date of this Note until the principal amount hereof and all interest accrued thereon is paid as provided in Section 3 hereof or is converted, as provided in
Section 2 hereof.

        1. Definitions. The following definitions shall apply for all purposes of this Note:

            1.1 "Company" means the "Company" as defined above and includes any corporation that succeeds to, or assumes, the obligations of the Company under this Note.

            1.2 "Conversion Price" means the lowest per share selling price of shares of Series A Preferred Stock.

            1.3 "Conversion Stock" means the Company's Series A Preferred Stock.

            1.4 "Holder" means any person who shall at the time be the registered holder of this Note.

            1.5 "Note" means this Convertible Promissory Note.

        2. Conversion.

            2.1 Upon the first closing of the sale of shares of Series A Preferred Stock, all principal on this Note shall automatically convert into shares of Conversion Stock at the

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Conversion Price, without the need for any further action on the part of the
Holder and interest on this Note shall cease; provided, however, that the Holder shall not be entitled to receive the stock certificate representing the shares of Conversion Stock to be issued upon conversion of this Note until the original of this Note is surrendered to the Company. Interest accrued, if any, as of the date of the conversion, shall be payable in cash.

            2.2 As soon as practicable after conversion of this Note, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of Conversion Stock to which the Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company, by the Company's Articles of Incorporation or Bylaws, or by any agreement between the Company and the Holder), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note. No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note a fraction of a share would otherwise result, then in lieu of such fractional share the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

        3. Payment. The Company may at any time, without premium or penalty, upon at least five days' advance written notice to the Holder, prepay in whole or in part the unpaid principal of this Note, plus any unpaid accrued interest hereunder. All payments will first be applied to the repayment of accrued interest until all then outstanding accrued interest has been paid, and then shall be applied to the repayment of principal. Unless this Note shall have been previously paid in full or converted pursuant to Section 2 hereof, the principal amount of this Note then outstanding, and the interest accrued and unpaid hereunder, shall be due and payable in full on demand by notice duly given in accordance with Section 6.6 of this Note made at any time after the first anniversary of the execution of the Note, which payment shall be delivered to the address of the registered holder of this Note on the books of the Company in lawful money of the United States.

        No Rights or Liabilities as Shareholder. This Note does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

        4. No Impairment. The Company will not, by amendment of its Articles of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Note against wrongful impairment.


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        5. General Provisions.

            5.1 Waivers. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

            5.2 Attorneys' Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys' fees.

            5.3 Transfer. Subject to Section 5.3 of the Purchase Agreement, neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company's prior written consent; provided, however, that this Note may be assigned, conveyed or transferred without the prior written consent of the Company to any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Holder, who is not a competitor of the Company and who is an "accredited investor" under Rule 503 of Regulation D promulgated under the Securities Act of 1933, as amended. The rights and obligations of the Company and the Holder under this Note and the Purchase Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

            5.4 Governing Law. This Note shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

            5.5 Headings. The headings and captions used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

            5.6 Notices. Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the local postal service, by registered or certified mail, postage prepaid and addressed to the Holder at the last address furnished to the Company by the Holder in writing or, in the case of the Company, at the principal offices of the Company, or at such other address as any party or the Company may designate by giving ten days' advance written notice to all other parties.

            5.7 Amendments and Waivers. Any term of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section shall be


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binding upon the Holder and the Company.

            5.8 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                            [Signature page follows]


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        IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.


                                            COMPANY:

                                            Bay Area Multimedia, Inc.


                                            By:  /s/ RAYMOND C. MUSCI
                                                   Raymond C. Musci, President

AGREED AND ACKNOWLEDGED:

HOLDER:
/s/ RAYMOND C. MUSCI
------------------------------
Raymond C. Musci


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